SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 2, 2007

LifeCare Holdings, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	333-133319	51-0372090
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

5560 Tennyson Parkway

Plano, Texas 75024

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

Registrant’s telephone number, including area code: (469) 241-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Master Lease Agreement

On May 2, 2007, Reit 1, Inc. (“Tenant”), a subsidiary of LifeCare Holdings, Inc. (“Company”) entered into a Master Lease Agreement (“Lease”) with Health Care REIT, Inc., and HCRI Texas Properties, LTD (collectively, the “Landlord”), in connection with the sale and leaseback of a 62-bed long term acute care hospital being constructed by the Company in San Antonio, Texas (“Facility”). The Landlord paid an initial acquisition payment of $11.7 million to the Company towards the estimated total purchase price of $15.7 million for the Facility.

The initial term of the Lease will be 15 years, and the Tenant has one 15-year renewal option. The initial rent for the Facility under the Lease will be computed based on a predetermined spread over the rate of a 15-year U.S. Treasury Note and is subject to an annual inflation adjustment. The Lease is an “absolute net lease” and contains customary covenants, representations and warranties. The Company and its subsidiary, San Antonio Specialty Hospitals, LTD., entered into an Unconditional and Continuing Lease Guaranty (“Guaranty”) with the Landlord.

The foregoing description is qualified by reference to the Lease and the Guaranty, which is filed as an exhibit to this Current Report on Form 8-K.

Amendment to the Credit Agreement

On May 2, 2007, the Company entered into Amendment No. 1 to the Company’s $326.2 million senior secured credit facilities (“Amendment No. 1”). Amendment No. 1 modifies certain financial covenants effective March 31, 2007 and increases the spread on the variable interest rate to be paid by the Company. The senior secured credit facilities consist of (i) a $75 million Revolving Credit Facility and (ii) $251.2 million Term Loan B Facility. Based upon amounts presently outstanding under the senior credit facilities and current interest rates, the Company estimates that Amendment No. 1 will result in an increase in annual interest expense of approximately $1.9 million.

The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1. A copy of Amendment No. 1 is attached to this Current Report on Form 8-K as Exhibit 10.3 and is incorporated by reference herein.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On May 2, 2007, a subsidiary of the Company entered into a sales and leaseback transaction related to the Facility with the Landlord. Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits.

10.1	Master Lease Agreement dated May 2, 2007 by and between Health Care REIT, Inc., HCRI Texas Properties, LTD, and LifeCare REIT 1, Inc.

10.2	Unconditional and Continuing Lease Guaranty.

10.3	Amendment No. 1, dated May 2, 2007, to the Credit Agreement, dated as of August 11, 2005, among LCI Holdco, LLC, LifeCare Holdings, Inc., each of the Lenders and JP. Morgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LifeCare Holdings, Inc.

By:	/s/ W. Earl Reed, III
Name:	W. Earl Reed, III

Title:	President and Chief Executive Officer

Date: May 8, 2007

EXHIBIT INDEX

Exhibit 10.1	Master Lease Agreement dated May 2, 2007 by and between Health Care REIT, Inc., HCRI Texas Properties, LTD, and LifeCare REIT 1, Inc.
Exhibit 10.2	Unconditional and Continuing Lease Guaranty.
Exhibit 10.3	Amendment No. 1, dated May 2, 2007, to Credit Agreement, dated as of August 11, 2005, among LCI Holdco, LLC, LifeCare Holdings, Inc., each of the Lenders and JP Morgan Chase Bank, N.A., as Administrative Agent.